Exhibit 10.5

Sichuan Senmiao Ronglian Technology Co., Ltd.

Employment Contract

Contract No.: XZ-LDHT2018012

Party A (Employer): Sichuan Senmiao Ronglian Technology Co., Ltd.

Legal Representative (or Chief Executive): Hu Xiang

Add.: 16th Floor, Block 1, No. 1098, Jiannan Avenue, Chengdu High-tech Industrial Development Zone, Sichuan, PRC

Business License No.: 91510000309351968T

Party B (Employee): Liu Haitao    Sex: Male    Educational Level: Master’s Degree

ID Card No.: 510102197205175331     Date of Birth: May, 1972

Registered Permanent Residence: Room 4, 10th Floor, Unit 3, Building 12, No. 1 Huarun Road, Jinjiang District, Chengdu, Sichuan

Present Address: Room 4, 10th Floor, Unit 3, Building 12, No. 1 Huarun Road, Jinjiang District, Chengdu, Sichuan

Tel.: 13881990808   Post Code: _______

This Employment Contract is made by and between the Parties through equal negotiation on the principle of good faith in accordance with the provisions of the Labor Law of the People’s Republic of China and the Labor Contract Law of the People’s Republic of China and relevant laws and regulations with a view to establish a labor relationship between the Parties and to define the rights and obligations of the Parties.

Article I Term of the Employment Contract

(I) Term of the Employment Contract

The Term of the Contract is      1     . (Please choose one from the following options.)

1. Fixed term: The Contract is valid for      one      year(s), commencing from August 1, 2018 and ending on July 31, 2019.

2. Unfixed term: The Contract is valid from      /      to the satisfaction of the statutory conditions.

3. The Term of the Contract expires upon the completion of a given assignment: The Contract is valid from      /      to the confirmation of the Party B’s completion of the assignment by Party A. The Contract shall be terminated upon the completion of such assignment.

(II) Probation Period

The Parties agree that the probation period shall be determined by the 2nd means below (the probation period is included in the Term of the Employment Contract):

1. No probation period.

2. The probation period is from August 1, 2018 to August 31, 2018.

(If the term of the employment contract is more than three months and shorter than one year, the probation period shall not exceed one month; if the term of the employment contract is more than one year and shorter than three years, the probation period shall not exceed two months; for the employment contract with a term of more than three years and with unfixed term, the probation period shall not exceed six months.)

Sichuan Senmiao Ronglian Technology Co., Ltd.

Article II Work Description and Location

(I) Party A shall arrange Party B’s position according to the production (work) needs, and provide the necessary production (work) conditions for Party B.

(II) The production (work) responsibilities and tasks of Party B’s position: as designated and required by Party A.

(III) Party B shall complete the work in accordance with the requirements of Party A for the production (work) task and responsibilities of the position, with the quantity and quality of the work satisfying the requirements of Party A.

(IV) Party B’s work location: as designated and arranged by Party A.

Article III Labor Protection, Working Conditions and Vocational Training

(I) Party A must establish and improve the Labor Safety and Health system, Operating Procedures and Work Specifications, and provide Party B with safety and health education to avoid any operations and directions not in compliance with the policies.

(II) Party A must provide Party B with a labor safety and health environment and necessary labor protection devices according to national standards, and inform Party B of the work (production) position, the occupational hazard factors, potential occupational diseases and their consequences. Party A shall regularly arrange for Party B engaging in work with occupational hazards to take health examination pursuant to relevant regulations of China.

(III) Special protection shall be provided by Party A to female and minor workers. During the pregnancy, confinement and lactation of female workers, Party A shall provide them with labor protection as required by relevant regulations of China.

(IV) Party A shall provide Party B with necessary vocational training or provide necessary assistance for Party B’s vocational training.

Article IV Labor Disciplines

(I) Party A shall formulate and improve its internal rules and policies and labor disciplines according to the laws to legally regulate and manage Party B.

(II) Party B shall strictly abide by the rules and policies developed by Party A according to the laws, and obey Party A’s management, arrangement, assessment and decisions of rewards and punishments.

Article V Working Hours, Time Off and Vacation

(I) Party A determines that the working system 1 below is applicable to Party B.

1. Standard working hour system: Party B’s working hours arranged by Party A shall be no more than eight hours per day, and not more than 40 hours per week. After negotiation with Party B, Party A may extend Party B’s working hours according to work needs. Generally, such extension shall be no more than one hour per day. In the event of extension of working hours due to special needs, without prejudice to Party B’s health, such extension shall not exceed three hours per day and thirty six hours per month, except for Party B’s voluntary overtime work for his/her own reasons.

2. Comprehensive working hour system: the average daily working hours must not exceed eight hours, and the average weekly working hours shall not exceed 40 hours. After negotiation with Party B, Party A may extend Party B’s working hours according to work needs.

3. Flexible working hour system. The working hours, time off and vacation shall be agreed by the Parties.

(II) Party B shall be entitled to statutory holidays, marriage leave, maternity leave, bereavement leave and other holidays as required by laws and regulations.

Article VI Remuneration

(I) Party A will pay Party B salary pursuant to the minimum wage standard of Chengdu, Sichuan and the remuneration system of the Company (Party A may determine, at its own discretion, the pay level and distribution form according to the laws pursuant to its operational characteristics and economic benefits). If the minimum wage standard of Chengdu, Sichuan is adjusted, new minimum wage standard shall be applicable immediately. Party A is entitled to unilaterally adjust Party B’s salary according to the performance and work achievement of Party B, provided that such salary shall not be lower than the minimum wage standard of Chengdu, Sichuan. Party B’s salary during probation period shall be determined unilaterally by Party A and shall be no lower than the minimum wage standard of Chengdu, Sichuan.

Sichuan Senmiao Ronglian Technology Co., Ltd.

(II) Party A shall pay Party B the salary of previous month by the 10th day every month. If the due date falls on a statutory holiday or time off, the salary shall be paid in advance on the nearest working day.

(III) If overtime work is required by Party A, Party B is entitled to compensatory time off or overtime pay in accordance with the standard stipulated by China laws. The payment standard and time of overtime pay shall be subject to relevant policies of Party A. However, Party A will not make overtime pay for overtime work due to Party B’s own reasons (including, but not limited to, involuntarily overtime work due to Party B’s failure in the completion of the assigned duties on time, Party B’s voluntary overtime work for the early completion of the assigned duties and for the improvement of Party B’s performance, etc.).

(IV) In the event of Party A’s shutdown, suspension of operation or closure of business due to Party A’s fault or other force majeure events, if the duration of which is not more than a salary payment cycle, Party A shall pay Party B the salary in accordance with the salary standard stipulated in this Contract; if the duration of such suspension is more than one salary payment cycle, and Party B provides the normal services, the salary paid to Party B shall be no lower than the minimum wage standard promulgated by the local government.

Article VII Insurances and Benefits

(I) Party A must purchase and maintain social insurances for Party B in accordance with the relevant national and local regulations, and make the full payment and withholding of Party B’s primary social insurance fees (including pension insurance, unemployment insurance, medical insurance, employment injury insurance, maternity insurance for female workers, etc.) on time.

(II) Party A may establish internal detailed rules of the employees’ benefits based on the practical situation of the Company and in accordance with the laws.

Article VIII Amendment to the Contract

In the event of any of the following events, the Parties may amend this Contract:

(I) Mutual agreement is reached between the Parties;

(II) Party B is not competent for the work stipulated in the Contract;

(III) Impossibility of performance of the Contract due to force majeure or any major changes in other objective circumstances based on which the Contract was made. For the purpose of this Contract, major changes include, but are not limited to, Party A’s modification of production project, adjustment, cancellation and merger of organization, downsizing, personnel dispatch, etc.

Article IX Termination of the Contract

In the event of any of the following events, this Contract shall terminate immediately:

(I) The term of this Contract expires;

(II) Party B meets the statutory conditions for retirement;

(III) Other events for termination as provided for in the laws and regulations.

Article X Cancellation of the Contract

(I) Party A and Party B may cancel this Contract by mutual agreement.

(II) In the event of any of the following events, Party A may cancel this Contract at any time:

1. Any academic certificate and/or resume and/or qualification certificate provided by Party B to Party A is false;

2. Party A believes that Party B does not meet the conditions of employment during the probation period;

3. Party B does not abide by Party A’s internal management system and policies, and Party B still fails to comply with such system and policies after the receipt of written warning from Party A.

Sichuan Senmiao Ronglian Technology Co., Ltd.

4. Party B violates Party A’s work-and-rest system and employment policies and has been warned by Party A for more than three times.

5. Gross neglect of duty or jobbery by Party B, causing significant damage to Party A’s interests;

6. Party B establishes an employment relationship with any third party while employed by Party A, or an employment per se relationship has been established and had an impact on Party A’s work task, or Party B refuses to remedy after the receipt of notice from Party A.

7. Other events as stipulated in Article 39 of the Labor Contract Law.

(III) In the event of any of the following events, Party A may cancel the Contract by notifying Party B in writing 30 days in advance or paying Party B one-month salary:

1. Party B is unable to perform his/her original work or any new work duties arranged by Party A after the expiration of medical treatment period for illness or non-work injury;

2. Party B is incapable for his/her work (referring to that Party B cannot achieve the business indicators stipulated by Party A on schedule), and remains incapable even after receiving a training or an adjustment to another position; and/or Party B fails to achieve the business indicators stipulated by Party A for two consecutive assessment periods under any circumstances.

3. The Parties cannot agree to an amendment to the Contract in accordance with the provisions of Section 3 of Article 8 herein.

(IV) In the event of any of the following events of Party B, Party A shall not cancel this Contract in accordance with the provisions of the preceding paragraph.

1. Party B is confirmed to have fully or partially lost the ability to work by Labor Appraisal Committee due to occupational diseases or work-related injuries;

2. Party B is within the medical treatment period for diseases or non-work injuries; or

3. Other events as stipulated in Article 42 of the Labor Contract Law.

(V) Party B may cancel the Contract by notifying Party A 30 days in advance (3 days advance notice for probation period) in writing, except that Party B holds any post of Party A or performs any key task and that the Parties agree it shall not cancel the Contract.

(VI) In the event of any of the following events of Party A, Party B may cancel this Contract at any time:

1. Failure to provide labor protection or working conditions as stipulated in the Employment Contract;

2. Party A forces Party B to work by resorting to violence, intimidation or illegal restriction of personal freedom; or

3. Other events specified in Article 38 of the Labor Contract Law.

Article XI In the event of the termination or cancellation of the Contract, Party A shall issue a termination or cancellation certificate upon the termination or cancellation of the Contract, and complete the transfer of Party B’s personnel files and social insurance relations within 15 days (for which Party A shall not delay or reject without reasonable reason).

Article XII Renewal of the Contract

(I) Upon the expiration of the term of this Contract, the Parties may renew the Contract after negotiation.

(II) If the Contract is renewed for a fixed term twice consecutively, a unfixed-term employment contract shall be made by the Parties unless Party B proposes to conclude a fixed-term employment contract.

Article XIII Economic Compensation and Liabilities for Breach of Contract

(I) During the term of the Contract, in any case stipulated in Article 46 of the Labor Contract Law, Party A shall pay Party B economic compensation. The compensation shall be made in accordance with the Labor Contract Law and relevant national and local regulations.

Sichuan Senmiao Ronglian Technology Co., Ltd.

(II) During the term of the Contract, if Party B cancels this Contract in advance, Party A is entitled to request Party B to compensate for the training expenses and recruitment expenses incurred for Party B, except for the cases stipulated in Section 6 of Article 10 of this Contract. The compensation shall be made in accordance with relevant national and local regulations.

Article XIV Settlement of Labor Disputes

In the event of any dispute arising from the performance of this Contract, the Parties may apply to Chengdu Labor Dispute Mediation Committee for mediation, or apply to the competent labor dispute arbitration committee for arbitration in writing within 60 days from the date of the occurrence of the dispute. If any party is dissatisfied with the arbitral award, such party may file a lawsuit in the local People’s Court where Party A is located.

Article XV Code of Conduct

(I) Party B undertakes to abide by the following codes:

1. To comply with the rules and regulations of national laws and regulations and normative documents, and abide by social ethics;

2. To comply with the Company’s employee handbooks;

3. To adhere to the principle of good faith

4. To undertake the obligation of confidentiality for Party A’s business secrets and customer information;

8. To protect the Company’s property, maintain the Company’s normal work order, and keep the work environment clean and tidy;

9. To protect the Company’s image, be well-groomed, dress neatly, and behave in a civilized manner;

10. Other codes of conduct to be followed.

(II) Party B undertakes that he/she will not:

1. do anything that is detrimental to Party A’s interests, image and reputation;

2. violate national laws and regulations;

3. violate Party A’s rules and policies;

4. disclose Party A’s internal information such as Party A’s trade secrets, internal management system, performance appraisal distribution method, and benefits system to any third party other than Party A;

5. use Party A’s trade secrets for the purpose outside the scope of the work;

6. acquire Party A’s trade secrets if have no powers or authorities;

7. copy Party A’s trade secrets if not needed by the work;

8. store the carrier containing Party A’s trade secrets for the purpose outside the scope of the work; and

9. when the Parties terminate the labor contract, all the carriers (including copies) containing Party A’s trade secrets controlled by Party B shall not be taken away.

Article XVI Other Matters Agreed by the Parties

(I) Party A’s rules and policies (including the rules and policies added or revised after the signing of this Contract) are an integral part of this Contract and have the same effect as this Contract;

(II) Party A is entitled to make any adjustment to Party B’s position according to the needs of its business development. Party A is entitled to adjust Party B’s compensation after such adjustment of position.

Sichuan Senmiao Ronglian Technology Co., Ltd.

(III) If Party B holds a position in Party A, the position and employment period shall be subject to Party A’s notice, and Party A is entitled to unilaterally appoint or dismiss or promote or demote Party B;

(IV) Party A is entitled to verify and use the personal information in employee’s resume, information sheet and other materials.

(V) During the employment and after the termination of the labor relationship, Party B shall keep the following commitments:

1. The intellectual property rights created by Party B during his/her employment by Party A or developed within 24 months after termination of employment that are related to the duties of Party B in Party A or the completion of the tasks assigned by Party A are the properties of Party A;

2. During the employment and after termination of employment, without prior written permission of Party A, Party B shall not encroach, use or arbitrarily reproduce or take away any documents or materials possessed by Party A in any form;

3. Within 24 months from termination of employment, if Party A needs to obtain and maintain the intellectual property rights, Party B shall execute relevant documents or provide necessary assistance as required by Party A.

4. Party A has established and adopted systems and measures to protect confidential information, and Party B shall undertake to understand, comply with and obey such systems and measures;

5. At any time during the employment and after the demission, Party B shall not directly or indirectly, in whole or in part, disclose, publish, use Party A’s confidential information for private purposes or for earning profits for others, unless such use has been approved by Party A in writing or Party B can evidence that the information has been legally disclosed.

(VI) Party B has read and understood Party A’s rules and policies, job responsibilities, notices and announcements, and undertakes to comply with them. Party B also undertakes to comply with any new rules and management policies developed by Party A hereafter.

Party B has read, understood Party A’s rules and policies, job responsibilities, notices and announcements, and undertakes to comply with them. Party B also undertakes to comply with any new rules and management policies developed by Party A in the future. (Handwritten)

Article XVII Matters not covered in this Contract shall be agreed upon by the Parties through negotiation. If there are laws for such matters, such national regulations shall be applicable. During the term of the Contract, if any provision herein is inconsistent with the newly enacted laws, regulations, rules and policies of China, such new laws, regulations, rules and policies shall prevail.

Article XVIII If any supplementary agreement or modification agreement is made by the Parties afterwards, a written supplementary agreement or modification agreement shall be executed by the Parties.

Article XIX The Contract is made in duplicate, with each party holding one copy, which shall have the equal effect and becomes effective from the date of signing and sealing by the Parties.

Party A (Seal): Sichuan Senmiao Ronglian Technology	Party B (Signature):
Co., Ltd. 5101099970692
[Company Seal Affixed Here]	/s/ Liu Haitao
Liu Haitao
Date:	Date: August 1, 2018